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                                                                    Exhibit 12



                            Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)


                                                                      For the Nine
                                                                      Months Ended
                                                                     June 30, 1999

Income Before Income Taxes...........................                      $ 3,962

Less Interest Capitalized during
  the Period...........................................                         16
Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................                          2

Add Fixed Charges......................................                        473

Total Earnings ........................................                    $ 4,417



Fixed Charges

Total Interest Expense Including Capitalized Interest..                      $ 340

Interest Portion of Rental Expense.....................                        133

    Total Fixed Charges................................                      $ 473

Ratio of Earnings to Fixed Charges.....................                        9.3